PROSPECTUS	Filed Pursuant to Rule 424(b)(3)

Registration No. 333-254205

1,262,246

Common Stock

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This prospectus relates solely to the resale of up to an aggregate of 1,262,246 shares of common stock previously issued by First Mid Bancshares, Inc. (“we,” “us,” “our” or the “Company”) to EPL LINCO Trust, Dated December 1, 2015 (the “Trust”). We are registering the offer and sale of the shares on behalf of the Trust, the selling stockholder. We issued the 1,262,246 shares to the selling stockholder in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended.

The selling stockholder may offer the shares from time to time as it may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” of this prospectus at fixed or privately negotiated prices. The prices at which the selling stockholder may sell the shares may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties.

We will not receive any of the proceeds from the sale of these shares by the selling stockholder. We have agreed to pay all expenses relating to registering the securities. The selling stockholder will pay any underwriting discounts, selling commissions and/or similar charges incurred for the sale of any shares.

Because all of the shares offered under this prospectus are being offered by the selling stockholder, we cannot currently determine the price or prices at which our shares may be sold under this prospectus.

Our common stock is listed on the NASDAQ Global Market under the symbol “FMBH”. Our principal executive offices are located at 1421 Charleston Avenue, Mattoon, Illinois 61938 and our telephone number is (217) 258-0415.

These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.

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Investing in our securities involves risks. You should refer to the section entitled “Risk Factors” on page 1 of this prospectus, as well as the risk factors included in the applicable prospectus supplement and in certain of our periodic reports and other information that we file with the Securities and Exchange Commission, and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 9, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a shelf registration process. Under this shelf registration process, the selling stockholder may sell from time to time, an aggregate of up to 1,262,246 shares of the Company’s common stock, in any manner described in this prospectus in one or more offerings, subject to the limitations contained in the Registration Rights Agreement (as defined herein). In some cases, the selling stockholder will also be required to provide a prospectus supplement containing specific information about the terms on which it is offering and selling shares of our common stock. We may also add, update or change in a prospectus supplement any information contained in this prospectus.

You should read this prospectus (including the documents incorporated by reference) and any applicable prospectus supplement together with the additional information referred to under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different or additional information. Neither we nor anyone acting on our behalf is making an offer to sell these shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of its date only.

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the shares offered under this prospectus. You can find the registration statement at the SEC’s website at http://www.sec.gov or at the SEC office listed under the heading “Where You Can Find More Information.”

RISK FACTORS

An investment in our shares involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as the same may be updated from time to time by our future filings with the SEC, as well as those contained in any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and documents incorporated by reference in this prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as discussions of the Company’s financial condition, results of operations, plans, objectives, future performance and the business of the Company. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. You should not place undue reliance on any forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

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Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. The factors that could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries are detailed in the “Risk Factors” section included under Item 1A. of Part I of our most recent Annual Report on Form 10-K, and in the “Risk Factors” sections of this prospectus and the applicable prospectus supplement. In addition, there are other factors that may impact any public company, including ours, which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries.

FIRST MID BANCSHARES, INC.

First Mid Bancshares, Inc. is a Delaware corporation and registered financial holding company. The Company is engaged in the business of banking through its wholly-owned subsidiaries, First Mid Bank & Trust, N.A., a nationally chartered commercial bank headquartered in Mattoon, Illinois and formerly known as First Mid Illinois Bank & Trust, N.A. (“First Mid Bank”), and, prior to its merger into First Mid Bank, Providence Bank, a Missouri chartered depository trust company (“Providence Bank”, and together with First Mid Bank, the “Banks”). Providence Bank was merged into First Mid Bank in the second quarter of 2021. The Company offers insurance products and services to customers through its wholly-owned subsidiary, The Checkley Agency, Inc. doing business as First Mid Insurance Group. The Company also wholly owns three statutory business trusts, First Mid-Illinois Statutory Trust II, Clover Leaf Statutory Trust I, and FBTC Statutory Trust I, each of which is an unconsolidated subsidiary of the Company.

As of June 30, 2021, the Company had total assets of approximately $5.8 billion, total gross loans, including loans held for sale, of approximately $3.8 billion, total deposits of approximately $4.7 billion and total stockholders’ equity of approximately $616 million.

First Mid common stock is traded on the NASDAQ Global Market under the ticker symbol “FMBH.”

Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock by the Trust, the selling stockholder. All proceeds from the sale of our common stock pursuant to this prospectus will be for the account of the Trust.

SELLING STOCKHOLDER

The selling stockholder may from time to time offer and sell any or all shares of our common stock set forth below pursuant to this prospectus. When we refer to “selling stockholder” in this prospectus, we mean the Trust, and its permitted transferees under the Registration Rights Agreement.

On February 22, 2021, in connection with the Company’s acquisition of LINCO Bancshares, Inc. pursuant to an Agreement and Plan of Merger, dated September 25, 2020, as amended (the “Merger Agreement”), by and among the Company, Eval Sub Inc., LINCO Bancshares, Inc. and the sellers named therein (including the Trust), the Trust received 1,262,246 shares of common stock in exchange for a portion of the shares of LINCO Bancshares, Inc. common stock held by the Trust as of the consummation of the merger. In accordance with the Merger Agreement, the Company appointed one individual, Mr. J. Kyle McCurry, who served on the LINCO Bancshares, Inc. board of directors prior to the effective time of the Merger to the board of directors of the Company as a Class I director and to the board of directors of First Mid Bank, upon the effective time of the merger on February 22, 2021.

We are registering the shares to permit the selling stockholder and its pledgees, donees, transferees and other successors-in-interest that receive their shares from the selling stockholder as a gift, distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution.”

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Assuming that the selling stockholder sells all the shares of our common stock beneficially owned by the selling stockholder that have been registered by us and does not acquire any additional shares during the offering, the selling stockholder will not own any shares following the offering. We cannot advise as to whether the selling stockholder will in fact sell any or all of such shares. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholder provided the information set forth on the table below.

Selling Stockholder	Shares of Common Stock Owned Prior to the Offering		Maximum Number of Shares of Common Stock that may be Sold in the Offering	Shares of Common Stock Owned Following the Offering (1)
	Number	Percentage
EPL LINCO Trust, Dated December 1, 2015(2)	1,262,246	7%	1,262,246	0

(1) Assuming that all shares of common stock that may be sold in the offering are sold

(2) The Trust is a revocable trust formed by Elizabeth Paige Laurie, who is the trustee of the Trust.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms, limitations, voting powers and relative rights of our capital stock as contained in our Restated Certificate of Incorporation, which is incorporated by reference herein. This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation, our Bylaws, the Delaware General Corporation Law and any other documents referenced in the summary descriptions and from which the summary descriptions are derived. Although we believe this summary covers the material terms and provisions of our capital stock set forth in our Restated Certificate of Incorporation, it may not contain all of the information that is important to you.

General

We have the authority to issue 30,000,000 shares of common stock, par value $4.00 per share, and 1,000,000 shares of preferred stock, no par value per share. As of July 21, 2021, we had 18,083,127 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Dividend Rights. Holders of our common stock are entitled to receive such dividends as are declared by the board of directors, which has as of late considered payment of dividends quarterly. The ability of the Company to pay dividends, as well as fund its operations, is dependent upon receipt of dividends from the Banks. Regulatory authorities limit the amount of dividends that can be paid by the Banks without prior approval from such authorities. For further discussion of the Banks’ dividend restrictions, which would impact dividends on our preferred stock as well as our common stock, see Item 1 - “Business – First Mid Bank and Providence Bank ‒ Dividends,” and Item 8 “Financial Statements and Supplementary Data” Note 16 - “Dividend Restrictions,” in our Annual Report on 10-K for the year ended December 31, 2020, as amended.

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Voting Rights. Holders of our common stock are entitled to one vote per share in all matters to be voted upon by stockholders. Certain amendments to our Restated Certificate of Incorporation, or the approval of certain business combinations, require the approval of at least 75% of our outstanding capital stock entitled to vote. Removal of a director from our board of directors requires the approval of at least 66 2/3% of our outstanding capital stock entitled to vote.

Liquidation Rights. If the Company liquidates, dissolves or winds-up its business, either voluntarily or involuntarily, our common stockholders will share equally in the assets remaining after creditors and preferred stockholders are paid.

Miscellaneous. The issued and outstanding shares of our common stock are fully paid and nonassessable. Holders of our common stock are not entitled to preemptive rights and will be notified of any stockholders’ meeting according to applicable law.

Preferred Stock

General. We may issue up to 1,000,000 shares of preferred stock, no par value per share, from time to time in one or more series. Our board of directors, without further approval of our stockholders, has the authority to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

We will describe the particular terms of any series of preferred stock being offered in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the number of shares being offered;

•	the title and liquidation preference per share;

•	the purchase price;

•	the voting rights of that series of preferred stock;

•	the dividend rate or method for determining that rate;

•	the dates on which dividends will be paid;

•	whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

•	any applicable redemption or sinking fund provisions;

•	any applicable conversion provisions;

•	whether we have elected to offer depositary shares with respect to that series of preferred stock; and

•	any additional dividend, liquidation, voting and other rights and restrictions applicable to that series of preferred stock.

The shares of preferred stock will, when issued against full payment of their purchase price, be fully paid and nonassessable.

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Dividend Rights. If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as and if declared by our board of directors, dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed, variable or both. The nature, amount, rates, timing and other details of dividend rights for a series of preferred stock will be described in the applicable prospectus supplement and will be payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of our stock, as described in the applicable prospectus supplement. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums.

Voting Rights. The voting rights of preferred stock of any series being offered will be described in the applicable prospectus supplement.

Liquidation Rights. In the event that we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, holders of our preferred stock will be entitled to receive liquidating distributions in the amount set forth in the applicable prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock or any junior preferred stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock being offered by this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs.

Redemption. The terms, if any, on which shares of a series of preferred stock being offered may be redeemed will be described in the applicable prospectus supplement. The preferred stock of a series may be redeemed in such amount or amounts, and at such time or times, if any, as may be provided in respect of that particular series of preferred stock. Preferred stock may be redeemed by the Company only to the extent legally permissible and/or as approved by our banking regulators.

Conversion Rights. The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock.

Anti-Takeover Provisions

Certain provisions of our Restated Certificate of Incorporation, our Bylaws and the Delaware General Corporation Law may have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which our stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of our current board of directors or management more difficult.

These provisions of our Restated Certificate of Incorporation and our Bylaws include the following:

•	Our board of directors may issue additional authorized shares of our capital stock to deter future attempts to gain control of the Company, and have the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board has the power, to the extent consistent with its fiduciary duties, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions;

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•	Our Restated Certificate of Incorporation does not provide for cumulative voting for any purpose.

•	Certain transactions with certain related parties, including those beneficially owning 5% of the outstanding voting stock of the Company (including any merger or consolidation, the sale, lease or exchange of all or a substantial part of all of the assets, any issuance or transfer of any voting stock to any other entity in exchange for cash, assets or securities, and any reclassification of securities) must be approved by at least 75% of the outstanding voting stock, unless (a) approved by a resolution adopted by a majority of the directors unaffiliated with the related party or (b) certain conditions are met with respect to the consideration paid by the related party. These provisions in our Restated Certificate of Incorporation may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interest.

•	When evaluating a proposal by another person to make a tender or exchange offer for an equity security, to merge or consolidate with us or to purchase or otherwise acquire all or substantially all of our assets, our Restated Certificate of Incorporation allows the board of directors to consider non-stockholder interests, such as the social and economic effects of the transaction on us and our subsidiaries and the other elements of the communities in which we and our subsidiaries operate or are located; and

•	An amendment of our Restated Certificate of Incorporation must be approved by a majority vote of the board of directors and also by a majority vote of the outstanding shares of our common stock, provided, however, that an affirmative vote of at least 75% of the voting power of all outstanding capital stock of the Corporation entitled to vote is required to amend, alter or repeal certain provisions of our Restated Certificate of Incorporation, including provisions (a) regarding the nomination of, number and classes of directors, and the voting for and removal of a director, (b) related to voting on certain business combinations with related parties, and (c) regarding amendment of the foregoing supermajority provisions of our Restated Certificate of Incorporation.

Delaware Law. As we have not elected to opt out of the applicability of Section 203 of the Delaware General Corporation Law in our Restated Certificate of Incorporation, we are currently governed by this section of Delaware law. Under Section 203 of the Delaware General Corporation Law, subject to certain exceptions, we are prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder. For this purpose, an “interested stockholder” generally includes current and certain former holders of 15% or more of our outstanding stock. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Banking Laws. The ability of a third party to acquire the Company is also subject to applicable banking laws and regulations. The Bank Holding Company Act of 1956 (the “BHCA”) and the regulations thereunder require any “bank holding company” (as defined in the BHCA) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of the outstanding shares of a class of our voting stock. As a financial holding company, the Company is a bank holding company under the BHCA. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of the outstanding shares of a class of our voting stock under the Change in Bank Control Act of 1978. Federal law also prohibits any person or company from acquiring “control” of an FDIC-insured depository institution or its holding company without prior notice to the appropriate federal bank regulator. “Control” is conclusively presumed to exist upon the acquisition of 25% or more of the outstanding voting securities of a bank or bank holding company but may arise under certain circumstances between 10% and 24.99% ownership. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely take the position that the minimum number of shares, and could take the position that the maximum number of shares, of the Company’s common stock that a holder is entitled to receive pursuant to securities convertible into or settled in the Company’s common stock, including pursuant to the Company’s warrants to purchase the Company’s common stock held by such holder, must be taken into account in calculating a shareholder’s aggregate holdings of the Company’s common stock.

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PLAN OF DISTRIBUTION

We are registering the shares covered by this prospectus to permit the selling stockholder to sell shares of our common stock directly to purchasers or through underwriters, broker-dealers or agents from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the shares offered by this prospectus. The aggregate proceeds to the selling stockholder from the sale of the shares will be the purchase price of the shares less any discounts and commissions. The selling stockholder reserves the right to accept and, together with its agents, to reject, any proposed purchases of shares to be made directly or through agents.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the shares of common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of those shares may be underwriting discounts and commissions under the Securities Act.

The selling stockholder and any of its permitted transferees under the Registration Rights Agreement may, from time to time, sell any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed, varying or privately negotiated prices. Subject to the limitations set forth in the Registration Rights Agreement, the selling stockholder may use any one or more of the following methods when selling the shares offered by this prospectus:

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, which is currently the NASDAQ Global Market,
•	in the over-the-counter market,
•	in transactions otherwise than on such exchanges or services or in the over-the-counter market,
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers,
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account,
•	an exchange distribution in accordance with the rules of the applicable exchange,
•	privately negotiated transactions,
•	sales pursuant to Rule 144,
•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share,
•	a combination of any such methods of sale, and
•	any other method permitted pursuant to applicable law not involving certain hedging or short sales.

With respect to a particular offering of the shares of common stock held by the selling stockholder, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific shares of common stock to be offered and sold;
•	the respective purchase prices and public offering prices and other material terms of the offering;
•	the names of any participating agents, broker-dealers or underwriters; and
•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling stockholder.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the shares by the selling stockholder.

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We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock in the market and to the activities of the selling stockholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of our common stock against certain liabilities, including liabilities arising under the Securities Act.

There can be no assurance that the selling stockholder will sell all or any of the common stock offered by this prospectus. Moreover, some of the common stock offered by this prospectus may be sold by the selling stockholder in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

Agents, broker-dealers and underwriters may be entitled to indemnification by us and the selling stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Any purchaser in the offering will be subject to the restrictions on ownership and prior approval requirements described under the section entitled “Description of Capital Stock” under the heading “Restrictions on Ownership”.

Registration Rights Agreement

On February 22, 2021, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Trust, pursuant to which the Trust became entitled to certain customary registration rights. Under the Registration Rights Agreement, we have agreed to file with the SEC the registration statement of which this prospectus forms a part for an offering to be made on a delayed or continuous basis covering resales of the shares of our common stock received by the Trust and registered for sale hereby. Pursuant to the Registration Rights Agreement, we agreed to file a resale registration statement by no later than the five business days following the Company’s filing of its annual report on Form 10-K for the fiscal year ended December 31, 2020. We have agreed to use our commercially reasonable efforts to have such registration statement declared effective with the SEC as soon as practical, subject to certain exceptions. We must pay all fees and expenses related to our obligations under the Registration Rights Agreement, except underwriting discounts, commissions and other seller expenses, if any, which must be paid by the Trust.

The selling stockholder has the right to transfer its rights, remedies, obligations and liabilities arising under the Registration Rights Agreement.

We have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act, or to contribute proportionately to payments the selling stockholder may be required to make because of any of those liabilities.

The foregoing summary is a general description only, does not purport to be complete and is qualified in its entirety by to the full text of such agreement, which is incorporated by reference into the registration statement of which this prospectus is a part.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s Internet site at http://www.sec.gov and through our Internet site at http://www.firstmid.com. The information on our Internet site, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to the shares.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than information in these documents that is not deemed to be filed with the SEC, until the offering is completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 8, 2021, including the portions of our Definitive Proxy Statement on Schedule 14A for the 2021 annual meeting of the stockholders filed with the SEC on March 19, 2021 that are incorporated therein;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2021, filed with the SEC on May 10, 2021, as amended by our Quarterly Report on Form 10-Q/A, filed with the SEC on May 24, 2021, and our Quarterly Report on Form 10-Q for the period ended June 30, 2021, filed with the SEC on August 4, 2021;

•	the description of our common stock contained in our registration statement on 8-A, filed with the SEC on April 30, 2014, and any amendment or report filed for the purpose of updating such description; and

•	our Current Reports on Form 8-K and Form 8-K/A, filed with the SEC on January 27, 2021, February 19, 2021, February 22, 2021, April 12, 2021, April 30, 2021, May 4, 2021 and July 29, 2021 (in each case other than those portions, including any exhibits, furnished under Item 2.02 or 7.01 of Form 8-K).

You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

First Mid Bancshares, Inc.

1421 Charleston Avenue

Mattoon, Illinois 61938

Tel: (217) 258-0463

Attn: Shareholder Relations

You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any prospectus supplement or any information we incorporate by reference is accurate as of any date other than the date on the front of the document.

LEGAL MATTERS

Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by our counsel Schiff Hardin LLP of Chicago, Illinois. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

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EXPERTS

The consolidated financial statements of First Mid Bancshares, Inc. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, have been incorporated by reference in this prospectus in reliance upon the reports of BKD LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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_____________________________________________________________________________________________

PROSPECTUS

1,262,246

Shares of Common Stock

August 9, 2021

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